Exhibit 99.1

Greencity Acquisition Corporation Announces It Has Regained Compliance with Nasdaq Listing Requirements

Shanghai, China, Aug. 9, 2021/PRNewswire/ – Greencity Acquisition Corporation (NASDAQ: GRCY) (the “Company”) received a letter on August 6, 2021 from Nasdaq stating, that based on the Company’s filing of its Form 10-Q for the quarter ended March 31, 2021 on July 26, 2021, Nasdaq has determined that the Company now complies with the filing criteria established in Nasdaq Listing Rule 5250(c)(1).

About Greencity Acquisition Corporation

The Company is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or sector, the Company intends to focus on businesses that have a connection to the Asian market.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Panyan Yu
(+86) 15618936452
yupanyan@grcyu.com